AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON JULY 26, 2006

REGISTRATION NO. 333-134362

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PATRIOT SCIENTIFIC CORPORATION

(Name of small business issuer in its charter)

DELAWARE	3699	84-1070278
(State or Jurisdiction of Incorporation or Organization)	Primary SIC Code	(I.R.S. Employer Identification Number)

CARLSBAD CORPORATE PLAZA
6183 PASEO DEL NORTE, SUITE 180
CARLSBAD, CA 92011
(760) 547-2700
(Address and telephone number of principal executive offices)

THOMAS J. SWEENEY, CHIEF FINANCIAL OFFICER
PATRIOT SCIENTIFIC CORPORATION
CARLSBAD CORPORATE PLAZA
6183 PASEO DEL NORTE, SUITE 180
CARLSBAD, CA 92011
(760) 547-2700
(Name, address and telephone number of agent for service)

COPIES TO:
OTTO E. SORENSEN, ESQ.
LUCE, FORWARD, HAMILTON & SCRIPPS LLP
600 WEST BROADWAY, SUITE 2600
SAN DIEGO, CALIFORNIA 92101
(619) 236-1414
(619) 232-8311 (FAX)

APPROXIMATE DATE OF PROPOSED SALE TO
THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE
EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

We are filing this amendment to the Registration Statement on Form SB-2 to include certain exhibits that were the subject of a confidential treatment request. We have withdrawn our request on portions of those exhibits and are filing them herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Pursuant to the Company’s Certificate of Incorporation, and as permitted by Section 145 of the General Corporation Law of Delaware, the Company may indemnify its directors and officers under certain circumstances against reasonable expenses (including court costs and attorney’s fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Thus, the indemnification provisions will protect officers and directors from liability only if the officer or director meets the applicable standard of conduct and the Company has the financial ability to honor the indemnity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses payable in connection with the registration and distribution of the securities being registered hereunder, all of which will be borne by the Registrant, are as follows:

Registration Fee - Securities and Exchange Commission	$_________
Printing and Engraving	1,000*
Legal Fees and Expenses	15,000*
Accounting Fees	15,000*
Blue Sky Fees and Expenses	1,000*

Total	$_________

* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We offered and sold the following common stock, either for cash or in consideration of services rendered as indicated below, and common stock warrants without registration under the Securities Act of 1933, as amended, and exemption for such sales from registration under the Act is claimed in reliance upon the exemption provided by Section 4(2) thereof on the basis that such offers and sales were transactions not involving any public offering. Appropriate precautions against transfer have been taken, including the placing of a restrictive legend on all certificates evidencing such securities. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

Common Stock

Name	Date of Sale	Number of Shares	Aggregate Purchase Price	Purchase Price Per Share

John Laws	January 21, 2003	98,039	5,000	0.05 Cash
REC Music Foundation	February 3, 2003	400,000	12,000	0.03 Cash
John Castellano	February 3, 2003	138,889	5,000	0.04 Cash
Lyle Armstrong	February 7, 2003	125,000	4,500	0.04 Cash
Lyle Armstrong	February 13, 2003	88,889	3,000	0.03 Cash
Red Oak Inc.	February 13, 2003	59,259	2,000	0.03 Cash
Orrin Noling	February 24, 2003	162,338	5,000	0.03 Cash
Michael Korbiak	March 3, 2003	155,807	5,500	0.04 Cash
Lyle Armstrong	August 1, 2003	44,118	1,500	0.03 Cash
Red Oak Inc.	August 1, 2003	44,118	1,500	0.03 Cash

Name	Date of Sale	Number of Shares	Aggregate Purchase Price	Purchase Price Per Share

Red Oak Inc.	August 20, 2003	100,000	3,000	0.03 Cash
REC Music Foundation	August 26, 2003	1,000,000	25,000	0.03 Cash
Red Oak Inc.	September 16, 2003	64,516	2,000	0.03 Cash
Dean Gullick	September 23, 2003	181,333	5,440	0.03 Cash
Lydon Inc.	September 30, 2003	67,667	2,000	0.03 Cash
Red Oak Inc.	October 31, 2003	100,000	3,300	0.03 Cash
Red Oak Inc.	November 25, 2003	100,000	3,300	0.03 Cash
Red Oak Inc.	January 27, 2004	100,000	3,400	0.03 Cash
Hawk Associates, Inc.	January 5, 2004	700,000	30,252	0.04 Services
Hawk Associates, Inc.	February 3, 2004	300,000	14,800	0.05 Services
Hawk Associates, Inc.	April 21, 2004	126,496	14,800	0.12 Services
Hawk and Associates	August 2, 2004	296,000	14,800	0.05 Services
Red Oak Inc.	October 20, 2004	125,000	3,250	0.03 Cash
Hawk and Associates	January 10, 2005	500,000	44,000	0.09 Services
AMD Corporation	February 4, 2005	4,500,000	430000	0.10 Cash

Warrants

Name	Date of Issuance	Number of Shares	Initial Exercise Price Per Share	Expiration Date

Swartz Private Equity	January 1, 2003	2,804,719	0.05400	April 1, 2011
Lincoln Ventures	January 24, 2003	3,000,000	0.05444	April 1, 2011
Lincoln Ventures	March 24, 2002	3,963,414	0.04100	April 1, 2011
Swartz Private Equity	April 1, 2003	621,512	0.04080	April 1, 2011
Lincoln Ventures	April 15, 2003	222,222	0.04500	April 1, 2011
Lincoln Ventures	May 20, 2003	2,884,615	0.06500	April 1, 2011
Lincoln Ventures	June 9, 2003	2,307,692	0.06500	April 1, 2011
Hawk Associates	June 16, 2003	200,000	0.06000	June 16, 2008
Hawk Associates	February 6, 2006	100,000	0.20000	February 6, 2011
Hawk Associates	February 21, 2006	100,000	0.50000	February 21, 2011
Hawk Associates	March 1, 2006	100,000	1.00000	March 1, 2011
Swartz Private Equity	July 1, 2003	193,333	0.05720	April 1, 2011
James Zolin	August 1, 2003	520,833	0.04800	August 1, 2008
Victor Gabourel	August 1, 2003	520,833	0.04800	August 1, 2008
Richard Daniels	August 1, 2003	520,833	0.04800	August 1, 2008
Lincoln Ventures	October 21, 2003	2,142,857	0.03500	April 1, 2011
Charles Merk	December 1, 2003	641,026	0.03900	December 1, 2008
Stan Caplan	February 2, 2004	375,000	0.04000	February 2, 2009
Wayne Opperman	February 2, 2004	1,250,000	0.04000	February 2, 2009
James Gamble	February 2, 2004	125,000	0.04000	February 2, 2009
Steven Pratt	February 2, 2004	250,000	0.04000	February 2, 2009
Donald Opperman	February 2, 2004	250,000	0.04000	February 2, 2009
Gary Leikam	February 2, 2004	125,000	0.04000	February 2, 2009
Adnan Aladray	February 2, 2004	250,000	0.04000	February 2, 2009
Nazeah Aladray	February 2, 2004	125,000	0.04000	February 2, 2009
LaRiccia Trust	February 2, 2004	250,000	0.04000	February 2, 2009
James & Josephine Zolin	February 2, 2004	750,000	0.04000	February 2, 2009
James Zolin	February 2, 2004	125,000	0.04000	February 2, 2009
Victor Gabourel	February 2, 2004	625,000	0.04000	February 2, 2009
Ed Kashou	February 2, 2004	500,000	0.04000	February 2, 2009
Ed Kashou	February 2, 2004	1,000,000	0.04000	February 2, 2009
Dan Vincent	February 2, 2004	125,000	0.04000	February 2, 2009
Richard Daniels	February 2, 2004	750,000	0.04000	February 2, 2009

Name	Date of Issuance	Number of Shares	Initial Exercise Price Per Share	Expiration Date

Stan Caplan	February 2, 2004	750,000	0.04000	February 2, 2009
Barbara Opperman	February 2, 2004	250,000	0.04000	February 2, 2009
Leo Correia	February 2, 2004	250,000	0.04000	February 2, 2009
Mt. Savage Productions	April 26, 2004	1,000,000	0.10000	April 26, 2009
Wayne Opperman	September 28, 2004	1,250,000	0.04000	September 28, 2009
Wayne Opperman	November 16, 2004	1,600,000	0.02500	November 16, 2011
James & Josephine Zolin	November 16, 2004	1,600,000	0.02500	November 16, 2011
Victor Gabourel	November 16, 2004	1,600,000	0.02500	November 16, 2011
Richard Daniels	November 16, 2004	1,000,000	0.02500	November 16, 2011
Lincoln Ventures LLC	November 17, 2004	9,431,137	0.01670	April 1, 2011
Lincoln Ventures LLC	November 18, 2004	4,000,000	0.02500	April 1, 2011
Stan Caplan	December 9, 2004	806,452	0.03100	December 9, 2011
Daniel Nunes	January 17, 2005	403,226	0.03100	January 17, 2012
TPL	June 15, 2005	3,500,000	0.12500	June 15, 2012
Lincoln Ventures LLC	February 9, 2006	7,000,000	0.0775	April 1, 2011

Name	Date of Sale	Amount	Initial Conversion Price

Lincoln Ventures	1/24/2003	$ 150,000	$ 0.05500
Lincoln Ventures	3/24/2003	162,500	0.04100
Stan Caplan	4/15/2003	10,000	0.04500
Lincoln Ventures	5/20/2003	187,500	0.06500
Lincoln Ventures	6/9/2003	150,000	0.06500
James Zolin	8/1/2003	25,000	0.04800
Victor Gabourel	8/1/2003	25,000	0.04800
Richard Daniels	8/1/2003	25,000	0.04800
Lincoln Ventures	8/5/2003	120,000	0.01720
Lincoln Ventures	9/22/2003	202,500	0.01720
Lincoln Ventures	10/21/2003	75,000	0.03500
Short term Convertible
James Zolin	9/30/2003	15,000	0.04000
Josephine Zolin	9/30/2003	15,000	0.04000
Wayne Opperman	9/30/2003	20,000	0.04000
Richard Daniels	9/30/2003	25,000	0.04000
Charles Merk	12/1/2003	25,000	0.03900
Lincoln Ventures	1/23/2004	275,000	0.02667
Stan Caplan	2/2/2004	15,000	0.04000
Wayne Opperman	2/2/2004	50,000	0.04000
James Gamble	2/2/2004	5,000	0.04000
Steven Pratt	2/2/2004	10,000	0.04000
Donald Opperman	2/2/2004	10,000	0.04000
Gary Leikam	2/2/2004	5,000	0.04000
Adrian Aladray	2/2/2004	10,000	0.04000
Nazeah Aladray	2/2/2004	5,000	0.04000
Urban LaRiccia Trust	2/2/2004	10,000	0.04000
James & Joe Zolin	2/2/2004	30,000	0.04000
James Zolin	2/2/2004	5,000	0.04000
Vic Gabourel	2/2/2004	25,000	0.04000
Ed Kashou	2/2/2004	20,000	0.04000
Ed Kashou	2/2/2004	40,000	0.04000
Dan Vincent	2/2/2004	5,000	0.04000
Rick Daniels	2/2/2004	30,000	0.04000
Stan Caplan	2/2/2004	30,000	0.04000
Barbara Opperman	2/2/2004	10,000	0.04000

Name	Date of Sale	Amount	Initial Conversion Price

Leo Correia	2/2/2004	10,000	0.04000
Lincoln Ventures	3/24/2004	315,900	0.09383
Mt. Savage Productions	4/26/2004	100,000	0.10000
Lincoln Ventures	5/11/2004	486,600	0.07000
Wayne Opperman	9/28/2004	50,000	0.04000
Wayne Opperman	11/16/2004	40,000	0.02500
James & Joe Zolin	11/16/2004	40,000	0.02500
Victor Gabourel	11/16/2004	40,000	0.02500
Richard Daniels	11/16/2004	25,000	0.02500
Lincoln Ventures	11/17/2004	157,500	0.01670
Lincoln Ventures	11/18/2004	100,000	0.02500
Stan Caplan	12/9/2004	25,000	0.03100
Daniel Nunes	1/17/2005	12,500	0.03100

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The Exhibits and Financial Statement Schedules to this Registration Statement are listed in the Exhibit Index commencing at page EX-1 hereof.

ITEM 28. UNDERTAKINGS.

The undersigned Registrant hereby undertakes the following:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of this offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the General Corporation Law of Delaware, the Certificate of Incorporation, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or person controlling the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or person controlling the Registrant in connection with any securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Carlsbad, State of California, on July 26, 200.

PATRIOT SCIENTIFIC CORPORATION

By: /s/    DAVID H. POHL
David H. Pohl
President, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ DAVID H. POHL David Pohl	President, Chief Executive Officer and Secretary	July 26, 2006

/s/ THOMAS J. SWEENEY Thomas J. Sweeney	Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer	July 26, 2006

/s/ CARLTON JOHNSON Carlton Johnson	Director	July 26, 2006

/s/ HELMUT FALK JR. Helmut Falk Jr.	Director	July 26, 2006

/s/ GLORIA H. FELCYN Gloria H. Felcyn	Director	July 26, 2006

/s/ JAMES TURLEY James Turley	Director	July 26, 2006

EXHIBITS

(a)            Exhibits

The following exhibits are included as part of this Registration Statement, except those exhibits marked (1), which have previously been filed with the Securities and Exchange Commission and are incorporated by reference to another registration statement, report or document. References to the “Company” in this Exhibit Index mean PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation.

Exhibit No.	Document

2.1	Agreement to Exchange Technology for Stock in Patriot Scientific Corporation, (1) incorporated by reference to Exhibit 2.1 to Form 8-K dated August 10, 1989

2.2
Assets Purchase Agreement and Plan of Reorganization dated June 22, 1994, among (1) the Company, nanoTronics Corporation and Helmut Falk, incorporated by reference to Exhibit 10.4 to Form 8-K dated July 6, 1994

2.2.1
Amendment to Development Agreement dated April 23, 1996 between the Company and (1) Sierra Systems, incorporated by reference to Exhibit 2.2.1 to Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 dated April 29, 1996

2.3	Form of Exchange Offer dated December 4, 1996 between the Company and certain (1) shareholders of Metacomp, Inc. incorporated by reference to Exhibit 2.3 to Form 8-K dated January 9, 1997

2.4
Letter of Transmittal to Accompany Shares of Common Stock of Metacomp, Inc. (1) Tendered Pursuant to the Exchange Offer Dated December 4, 1996 incorporated by reference to Exhibit 2.4 to Form 8-K dated January 9, 1997

3.1
Original Articles of Incorporation of the Company’s predecessor, Patriot Financial (1) Corporation, incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-18, file no. 33-23143-FW

3.2
Articles of Amendment of Patriot Financial Corporation, as filed with the Colorado (1) Secretary of State on July 21, 1988, incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-18, File No. 33-23143-FW

3.3	Certificate of Incorporation of the Company, as filed with the Delaware Secretary (1) of State on March 24, 1992, incorporated by reference to Exhibit 3.3 to Form 8-K dated May 12, 1992

3.3.1
Certificate of Amendment to the Certificate of Incorporation of the Company, as (1) filed with the Delaware Secretary of State on April 18, 1995, incorporated by reference to Exhibit 3.3.1 to Form 10-KSB for the fiscal year ended May 31, 1995

3.3.2
Certificate of Amendment to the Certificate of Incorporation of the Company, as (1) filed with the Delaware Secretary of State on June 19,1997, incorporated by reference to Exhibit 3.3.2 to Form 10-KSB for the fiscal year ended May 31, 1997

3.3.3
Certificate of Amendment to the Certificate of Incorporation of the Company, as (1) filed with the Delaware Secretary of State on April 28, 2000, incorporated by reference to Exhibit 3.3.3 to Registration Statement on Form S-3 dated May 5, 2000

3.3.4
Certificate of Amendment to the Certificate of Incorporation of the Company, as (1) filed with the Delaware Secretary of State on May 6, 2002, incorporated by reference to Exhibit 3.3.4 to Registration Statement on Form S-3 dated June 27, 2002

Exhibit No.	Document

3.3.5
Certificate of Amendment to the Certificate of Incorporation of the Company, as (1) filed with the Delaware Secretary of State on October 16, 2003, incorporated by reference to Exhibit 3.3.5 to Registration Statement on Form SB-2 dated May 21, 2004

3.4
Articles and Certificate of Merger of Patriot Financial Corporation into the (1) Company dated May 1, 1992, with Agreement and Plan of Merger attached thereto as Exhibit A, incorporated by reference to Exhibit 3.4 to Form 8-K dated May 12, 1992

3.5	Certificate of Merger issued by the Delaware Secretary of State on May 8, 1992 (1) incorporated by reference to Exhibit 3.5 to Form 8-K dated May 12, 1992

3.6	Certificate of Merger issued by the Colorado Secretary of State on May 12, 1992 (1) incorporated by reference to Exhibit 3.6 to Form 8-K dated May 12, 1992

3.7	Bylaws of the Company, incorporated by reference to Exhibit 3.7 to Form 8-K dated (1) May 12, 1992

4.1	Specimen common stock certificate, incorporated by reference to Exhibit 4.1 Form (1) 8-K dated May 12, 1992

4.2
Form of Stock Purchase Warrant (Labway Corporation) dated February 29, 1996 (1) exercisable to purchase 253,166 common shares at $1.58 per share until August 31, 1996, granted to investors in connection with an offering of securities made in reliance upon Regulation S, incorporated by reference to Exhibit 4.2 to Form 10-QSB for fiscal quarter ended February 29, 1996

4.3
Form of 6% Convertible Subordinated Promissory Note due September 30, 1998 (1) aggregating $1,500,000 to six investors incorporated by reference to Exhibit 4.3 to Form 10-QSB for fiscal quarter ended August 31, 1996

4.4	Form of 5% Convertible Term Debenture (CC Investments, LDC) due June 2, 1999 (1) aggregating $2,000,000 to two investors incorporated by reference to Exhibit 4.4 to Form 8-K dated June 16, 1997

4.5
Form of Stock Purchase Warrant (CC Investments, LDC) dated June 2, 1997 (1) exercisable to purchase an aggregate of 400,000 common shares at $1.69125 per share until June 2, 2002, granted to two investors in connection with the offering of securities in Exhibit 4.4 incorporated by reference to Exhibit 4.5 to Form 8-K dated June 16, 1997

4.6
Registration Rights Agreement dated June 2, 1997 by and among the Company and CC (1) Investments, LDC and the Matthew Fund, N.V. related to the registration of the common stock related to Exhibits 4.4 and 4.5 incorporated by reference to Exhibit 4.6 to Form 8-K dated June 16, 1997

4.7
Form of Warrant to Purchase Common Stock (Swartz Family Partnership, L.P.) dated (1) June 2, 1997 exercisable to purchase an aggregate of 211,733 common shares at $1.69125 per share until June 2, 2002, granted to a group of investors in connection with the offering of securities in Exhibit 4.4 incorporated by reference to Exhibit 4.7 to Form 8-K dated June 16, 1997

4.8
Registration Rights Agreement dated June 2, 1997 by and among the Company and (1) Swartz Investments, LLC related to the registration of the common stock related to Exhibit 4.7 incorporated by reference to Exhibit 4.8 to Form 8-K dated June 16, 1997

Exhibit No.	Document

4.9
Form of 5% Convertible Term Debenture (CC Investments, LDC) due June 2, 1999 (1) aggregating $1,000,000 to two investors incorporated by reference to Exhibit 4.9 to Form 10-KSB for the fiscal year ended May 31, 1998

4.10
Form of Stock Purchase Warrant (CC Investments, LDC) dated November 24, 1997 (1) exercisable to purchase an aggregate of 200,000 common shares at $1.50 per share until June 2, 2002, granted to two investors in connection with the offering of securities described in Exhibit 4.9 incorporated by reference to Exhibit 4.10 to Form 10-KSB for the year ended May 31, 1998

4.11
Form of Warrant to Purchase Common Stock (Swartz Family Partnership, L.P.) dated (1) November 24, 1997 exercisable to purchase an aggregate of 105,867 common shares at $1.50 per share until June 2, 2002, granted to a group of investors in connection with the offering of securities described in Exhibit 4.9 incorporated by reference to Exhibit 4.11 to Form 10-KSB for the year ended May 31, 1998

4.12
Form of Warrant to Purchase Common Stock (Investor Communications Group, Inc.) (1) dated June 16, 1997 exercisable to purchase an aggregate of 130,000 common shares at prices ranging from $2.50 to $7.50 per share until June 15, 1999 incorporated by reference to Exhibit 4.12 to Form 10-KSB for the year ended May 31, 1998

4.13
Warrant to Purchase Common Stock issued to Spellcaster Telecommunications, Inc. (1) dated April 28, 1998 exercisable to purchase an aggregate of 100,000 common shares at $1.25 per share until April 28, 2000 incorporated by reference to Exhibit 4.13 to Form 10-KSB for the year ended May 31, 1998

4.14
Investment agreement dated February 24, 1999 by and between the Company and Swartz (1) Private Equity, LLC for a maximum aggregate amount of $5,000,000 incorporated by reference to Exhibit 4.14 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998

4.15
Registration Rights Agreement dated February 24, 1999 by and between the Company (1) and Swartz Private Equity, LLC related to the registration of the common stock related to Exhibit 4.14 incorporated by reference to Exhibit 4.15 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998

4.16
Form of Warrant to Purchase Common Stock (Swartz Private Equity, LLC) dated (1) February 24, 1999 exercisable to purchase common shares in connection with the offering of securities in Exhibit 4.14 incorporated by reference to Exhibit 4.16 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998

4.17
Amended and Restated Investment Agreement dated July 12, 1999 by and between the (1) Company and Swartz Private Equity, LLC for a maximum aggregate amount of $5,000,000 incorporated by reference to Exhibit 4.17 to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated July 14, 1999

4.18
Investment Agreement dated April 28, 2000 by and between the Company and Swartz (1) Private Equity, LLC for a maximum aggregate amount of $30,000,000 incorporated by reference to Exhibit 4.18 to Registration Statement on Form S-3 dated May 5, 2000

4.18.1
Waiver and Agreement dated September 24, 2001 amending the Investment Agreement (1) dated April 28, 2000 by and between the Company and Swartz Private Equity, LLC for a maximum aggregate amount of $30,000,000 incorporated by reference to Exhibit 4.18.1 to Registration Statement on Form S-1 dated October 11, 2001

Exhibit No.	Document

4.19	2001 Stock Option Plan of the Company dated February 21, 2001 incorporated by (1) reference to Exhibit 4.19 to Registration Statement on Form S-8 dated March 26, 2001

4.20
Investment agreement dated September 17, 2001 by and between the Company and (1) Swartz Private Equity, LLC for a maximum aggregate amount of $25,000,000 incorporated by reference to Exhibit 4.20 to Registration Statement on Form S-1 dated October 11, 2001

4.21
Registration Rights Agreement dated September 17, 2001 by and between the Company (1) and Swartz Private Equity, LLC related to the registration of the common stock related to Exhibit 4.20 incorporated by reference to Exhibit 4.21 to Registration Statement on Form S-1 dated October 11, 2001

4.22
Warrant to Purchase Common Stock dated September 17, 2001 exercisable to purchase (1) common shares in connection with the Offering of securities in Exhibit 4.20 incorporated by reference to Exhibit 4.22 to Registration Statement on Form S-1 dated October 11, 2001

4.23
Financial Consulting Services Agreement between the Company and M. Blaine Riley, (1) Randall Letcavage and Rosemary Nguyen incorporated by reference to Exhibit 4.23 to Registration Statement on Form S-8 dated January 22, 2002

4.24
Form of 8% Convertible Debenture (Lincoln Ventures, LLC) due June 10, 2004 (1) aggregating $1,000,000 to six investors incorporated by reference to Exhibit 4.24 to Registration Statement on Form S-3 dated June 27, 2002

4.25
Form of Stock Purchase Warrant (Lincoln Ventures, LLC) dated June 10, 2002 (1) exercisable to purchase an aggregate of 12,859,175 common shares at initial exercise prices ranging form $0.08616 to $0.10289 per share until June 10, 2007, granted to six investors in connection with the offering of securities described in Exhibit 4.24 incorporated by reference to Exhibit 4.25 to Registration Statement on Form S-3 dated June 27, 2002

4.26
Form of Registration Rights Agreement (Lincoln Ventures, LLC) dated June 10, 2002 (1) by and among the Company and six investors related to the registration of the common stock related to Exhibit 4.24 incorporated by reference to Exhibit 4.26 to Registration Statement on Form S-3 dated June 27, 2002

4.27	2003 Stock Option Plan of the Company dated July 2, 2003 incorporated by reference (1) to Exhibit 4.27 to Registration Statement on Form S-8 dated September 4, 2003

4.28
Form of 8% Convertible Debenture, Stock Purchase Warrant, Registration Rights (2) Agreement and Securities Purchase Agreement for financings entered into between September 28, 2004 and January 17, 2005

4.29
Non-Qualified Stock Option Agreement by and between Patriot Scientific Corporation and David H. Pohl, entered into as of June 5, 2006 incorporated by reference (1) to Exhibit 10.2 to Form 8-K dated June 5, 2006

5.1	Opinion of Luce, Forward, Hamilton & Scripps LLP (3)

10.1	1992 Incentive Stock Option Plan of the Company, incorporated by reference to (1) Exhibit 10.1 to Form 8-K dated May 12, 1992

10.1.1	Amendment to 1992 Incentive Stock Option Plan dated January 11, 1995, incorporated (1) by reference to Exhibit 10.1.1 to Form S-8 dated July 17, 1996

Exhibit No.	Document

10.2	1992 Non-Statutory Stock Option Plan of the Company, incorporated by reference to (1) Exhibit 10.2 to Form 8-K dated May 12, 1992

10.2.1	Amendment to 1992 Non-Statutory Stock Option Plan dated January 11, 1995 (1) incorporated by reference to Exhibit 10.2.1 to Form 10-KSB for fiscal year ended May 31, 1996

10.3
Lease Agreement between the Company’s subsidiary Metacomp, Inc. and Clar-O-Wood (1) Partnership, a California limited partnership dated April 11, 1991 as amended November 11, 1992 and November 2, 1995 incorporated by reference to Exhibit 10.3 to Form 10-KSB for fiscal year ended May 31, 1997

10.4	Stock Purchase Agreement dated November 29 and 30, 1995, between the Company and (1) SEA, Ltd., incorporated by reference to Exhibit 10.4 to Form 8-K dated December 11, 1995

10.4.1	Letter Amendment to Stock Purchase Agreement dated February 21, 1996, between the (1) Company and SEA, Ltd., incorporated by reference to Exhibit 10.4.1 to Form 10-QSB for fiscal quarter ended 2/29/96

10.5	1995 Employee Stock Compensation Plan of the Company, incorporated by reference to (1) Exhibit 10.5 to Form 10-QSB for fiscal quarter ended 11/30/95

10.6
Letter Stock and Warrant Agreement dated January 10, 1996 between the Company and (1) Robert E. Crawford, Jr., incorporated by reference to Exhibit 10.6 to Form 10-QSB for fiscal quarter ended February 29, 1996

10.7
Non-Exclusive Manufacturing and Line of Credit Agreement dated February 28, 1996, (1) between the Company and Labway Corporation, incorporated by reference to Exhibit 10.7 to Form 10-QSB for fiscal quarter ended February 29, 1996

10.8
Distribution and Representation Agreement dated February 28, 1996, between the (1) Company and Innoware, Inc., incorporated by reference to Exhibit 10.8 to Form 10-QSB for fiscal quarter ended February 29, 1996

10.9	Employment Agreement dated November 20, 1995 between the Company and Elwood G. (1) Norris, incorporated by reference to Exhibit 10.9 to Registration Statement on Form SB-2 dated March 18, 1996

10.9.1
First Amendment to Employment Agreement dated May 17, 1996 between the Company and (1) Elwood G. Norris, incorporated by reference to Exhibit 10.9.1 to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May 23, 1996

10.10	Employment Agreement dated November 20, 1995 between the Company and Robert (1) Putnam, incorporated by reference to Exhibit 10.10 to Registration Statement on Form SB-2 dated March 18, 1996

10.11
Sales Contractual Agreement dated March 19, 1996 between the Company and Evolve (1) Software, Inc., incorporated by reference to Exhibit 10.11 to Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 dated April 29, 1996

10.11.1
Two Year Stock Purchase Warrant dated March 19, 1996 Granted to Evolve Software, (1) Inc. Providing for the Purchase of up to 50,000 Common Shares at $2.85, incorporated by reference to Exhibit 10.11.1 to Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 dated April 29, 1996

Exhibit No.	Document

10.12
Employment Agreement dated as of May 8, 1996 between the Company and Michael A. (1) Carenzo, including Schedule A - Stock Option Agreement, incorporated by reference to Exhibit 10.12 to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May 23, 1996

10.12.1
First Amendment to Employment Agreement dated as of May 8, 1996 between the (1) Company and Michael A. Carenzo dated September 23, 1996, incorporated by reference to Exhibit 10.12.1 to Form 10-KSB for the fiscal year ended May 31, 1997

10.13
1996 Stock Option Plan of the Company dated March 25, 1996 and approved by the (1) Shareholders on May 17, 1996, incorporated by reference to Exhibit 10.13 to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May 23, 1996

10.14	Sales Contractual Agreement dated June 20, 1996 between the Company and (1) Compunetics Incorporated incorporated by reference to Exhibit 10.14 to Form 10-KSB for fiscal year ended May 31, 1996

10.15	Sales Contractual Agreement dated July 31, 1996 between the Company and Premier (1) Technical Sales, Inc. incorporated by reference to Exhibit 10.15 to Form 10-KSB for fiscal year ended May 31, 1996

10.16	Employment Agreement dated January 1, 1997 between the Company and Norman J. (1) Dawson incorporated by reference to Exhibit 10.16 to Form 10-KSB for fiscal year ended May 31, 1997

10.17	Employment Agreement dated January 1, 1997 between the Company and Jayanta K. (1) Maitra incorporated by reference to Exhibit 10.17 to Form 10-KSB for fiscal year ended May 31, 1997

10.18
Technology License and Distribution Agreement dated June 23, 1997 between the (1) Company and Sun Microsystems, Inc. incorporated by reference to Exhibit 10.18 to Form 10-KSB for the fiscal year ended May 31, 1997

10.19	Employment Agreement dated March 23, 1998 between the Company and James T. Lunney (1) incorporated by reference to Exhibit 10.19 to Form 10-KSB for the fiscal year ended May 31, 1998

10.20	Employment Agreement dated July 28, 1997 between the Company and Phillip Morettini (1) incorporated by reference to Exhibit 10.20 to Form 10-KSB for the fiscal year ended May 31, 1998

10.21	Employment Agreement dated July 23, 1998 between the Company and Lowell W. (1) Giffhorn incorporated by reference to Exhibit 10.21 to Form 10-KSB for the fiscal year ended May 31, 1998

10.22	Secured Promissory Note dated June 12, 2000 between the Company and James T. (1) Lunney incorporated by reference to Exhibit 10.22 to Form 10-KSB for the fiscal year ended May 31, 2000

10.23	Purchase Agreement dated June 29, 2000 between the Company and 4S 37/38, LLC (1) incorporated by reference to Exhibit 10.23 to Form 10-KSB for the fiscal year ended May 31, 2000

10.24	Employment Agreement dated October 2, 2000 between the Company and Miklos B. (1) Korodi incorporated by reference to Exhibit 10.24 to Form 10-QSB for the fiscal quarter ended November 30, 2000

Exhibit No.	Document

10.25	Employment Agreement dated December 1, 2000 between the Company and Richard G. (1) Blum incorporated by reference to Exhibit 10.25 to Form 10-QSB for the fiscal quarter ended November 30, 2000

10.26	Employment Agreement dated January 29, 2001 between the Company and Serge J. (1) Miller incorporated by reference to Exhibit 10.26 to Form 10-KSB for the fiscal year ended May 31, 2001

10.27	Lease Agreement dated February 23, 2001 between the Company and Arden Realty (1) Finance IV, LLC incorporated by reference to Exhibit 10.27 to Form 10-KSB for the fiscal year ended May 31, 2001

10.28	Employment Agreement dated January 1, 2001 between the Company and David H. Pohl (1) incorporated by reference to Exhibit 10.28 to Form 10-KSB for the fiscal year ended May 31, 2001

10.29	Employment Agreement dated April 26, 2001 between the Company and David H. Pohl (1) incorporated by reference to Exhibit 10.29 to Form 10-KSB for the fiscal year ended May 31, 2001

10.30	Employment Agreement dated November 17, 2001 between the Company and Lowell W. (1) Giffhorn incorporated by reference to Exhibit 10.30 to Registration Statement on Form S-3 dated June 27, 2002

10.31	Employment Agreement dated December 20, 2001 between the Company and Jayanta (1) Maitra incorporated by reference to Exhibit 10.31 to Registration Statement on Form S-3 dated June 27, 2002

10.32	Consulting Agreement dated March 7, 2002 between the Company and SDMC, Inc. (1) incorporated by reference to Exhibit 10.32 to Registration Statement on Form S-3 dated June 27, 2002

10.33	Employment Agreement dated January 2, 2004 between the Company and Jayanta Maitra (1) incorporated by reference to Exhibit 10.33 to Registration Statement on Form SB-2 dated May 21, 2004

10.34	Consulting Agreement dated March 18, 2004 between the Company and SDMC, Inc. (1) incorporated by reference to Exhibit 10.34 to Registration Statement on Form SB-2 dated May 21, 2004

10.35	Employment Agreement dated June 1, 2004 between the Company and Patrick Nunally (1) incorporated by reference to Exhibit 10.35 to Form 10-K for the fiscal year ended May 31, 2004

10.36	Amendment No. 1 to Employment Agreement dated July 12, 2004 between the Company (1) and Patrick Nunally

10.37	Employment Agreement dated September 1, 2004 between the Company and Lowell W. (2) Giffhorn

10.38	IGNITE License Agreement with Advanced Micro Devices, Inc., dated February 21, 2005, (1) incorporated by reference to Exhibit 10.38 to Form 8-K filed February 28, 2005

10.39	Patent Portfolio License Agreement with Advanced Micro Devices, Inc., dated February 21, 2005, (1) incorporated by reference to Exhibit 10.39 to Form 8-K filed February 28, 2005

Exhibit No.	Document

10.40***
Master Agreement, dated as of June 7, 2005, by and among the Company, Technology Properties Limited, a California corporation and Charles H. Moore, an individual. (3) and (4) for portions of this exhibit that were previously redacted as part of a confidential treatment request.

10.41***	Commercialization Agreement dated as of June 7, 2005 by and among PNEWCO LLC, Technology Properties Limited, a California corporation, and the Company. (3) and (4).

10.42	Limited Liability Company Operating Agreement of PNEWCO LLC, a Delaware limited liability company, dated as of June 7, 2005. (3 and (4).

10.43	Agreement for Part-Time Employment dated August 3, 2005 between the Company and Thomas J. Sweeney, (1) incorporated by reference to Exhibit 99.3 to Form 8-K filed August 9, 2005

10.44	Agreement dated July 27, 2004 among Patriot, Russell H. Fish, III and the Fish Family Trust regarding assistance with certain litigation.

14.1	Code of Ethics for Senior Financial Officers incorporated by reference to Exhibit (1) 14.1 to Form 10-K for the fiscal year ended May 31, 2003

21.1	Subsidiaries of the small business issuer incorporated by reference to Exhibit (1) 21.1 to Form 10-K for the fiscal year ended May 31, 2004

23.1	Consent of Luce, Forward, Hamilton & Scripps LLP (included in Exhibit 5.1)

23.2	Consent of Mayer Hoffman McCann P.C. independent registered certified (3) public accounting firm

23.3	Consent of Nation Smith Hermes Diamond independent registered certified (3) public accounting firm

99.1	Form of ISO Plan Option (Gaspar) dated May 29, 1992, incorporated by reference to (1) Exhibit 28.2 to Registration Statement on Form SB-2, file no. 33-57858

99.2	Form of NSO Plan Option (Berlin) dated May 29, 1992, incorporated by reference to (1) Exhibit 28.3 to Registration Statement on Form SB-2, file no. 33-57858

99.3
Form of Incentive Stock Option Agreement to the Company’s 1996 Stock Option Plan (1) (individual agreements differ as to number of shares, dates, prices and vesting), incorporated by reference to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May 23, 1996

99.4
Form of NonQualified Stock Option Agreement to the Company’s 1996 Stock Option (1) Plan (individual agreement differ as to number of shares, date, prices and vesting), incorporated by reference to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May 23, 1996

99.5	Press Release of the Company dated November 4, 1996 incorporated by reference to (1) Exhibit 99.5 to Form 8-K dated January 9, 1997

99.6	Form of Incentive Stock Option Agreement to the Company’s 2001 Stock Option Plan (1) incorporated by reference to Exhibit 99.6 to Registration Statement on Form S-8 filed March 26, 2001

Exhibit No.	Document

99.7	Form of Non-Qualified Stock Option Agreement to the Company’s 2001 Stock Option (1) Plan incorporated by reference to Exhibit 99.7 to Registration Statement on Form S-8 filed March 26, 2001

99.8	Form of Incentive Stock Option Agreement to the Company’s 2003 Stock Option Plan (1) incorporated by reference to Exhibit 99.8 to Registration Statement on Form S-8 filed September 4, 2003

99.9	Form of Non-Qualified Stock Option Agreement to the Company’s 2003 Stock Option (1) Plan incorporated by reference to Exhibit 99.9 to Registration Statement on Form S-8 filed September 4, 2003
_________________________

(1)	Previously filed in indicated registration statement or report.
(2)	Exhibit filed with this Registration Statement on Form SB-2, as originally filed.
(3)	Exhibit filed with the First Amended Registration Statement on Form SB-2.
(4)	Exhibit filed herewith this Amended Registration Statement on Form SB-2.
(b)	Reports on Form 8-K - A report on Form 8-K was filed on December 22, 2004, related to the resignation of a director and chairman of the board.

*** Portions of these exhibits have been omitted pursuant to a request for confidential treatment. That material has been filed separately with the Commission.

All other schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.